Exhibit 32.1
Certification Pursuant to Rule 13a-14(b) of the
Securities Exchange Act of 1934 and 18 U.S.C. Section 1350
In connection with the Annual Report of Famous Dave’s of America, Inc (the “Registrant”) on Form 10-K for the annual period ended December 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, F. Lane Cardwell, Jr., Interim President, Chief Executive Officer and Director of the Registrant, certify, in accordance with Rule 13a-14(b) of the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350, that to the best of my knowledge:
1.	The Report, to which this certification is attached as Exhibit 32.1, fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: March 14, 2008	By:	/s/ F. Lane Cardwell, Jr.

F. Lane Cardwell, Jr.
Interim President and Chief Executive Officer, and Director